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                                                                    EXHIBIT 1(i)



                       1,100,000 Shares of Common Stock,

                          OMNICORDER TECHNOLOGIES, INC.

                             UNDERWRITING AGREEMENT


                                                        Stony Brook, New York
                                                     [                ], 1999



CAMBRIDGE CAPITAL, LLC
1225 Franklin Avenue
Suite 102
Garden City, NY  11530

Ladies and Gentlemen:

                  Omnicorder Technologies, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Cambridge Capital, LLC (the "Underwriter") 1,100,000 shares (the "Firm Shares") of Common Stock, $[.01] par value (such class of stock being herein called the "Common Stock"), of the Company. In addition, the Company will grant to the Underwriter an option to purchase up to an additional 165,000 shares of Common Stock (the "Option Shares") for the purpose of covering over-allotments in connection with the sale of Firm Shares. The Firm Shares and any Option Shares purchased pursuant to this Underwriting Agreement are herein called "Shares."

                  The Company also proposes to issue and sell to the Underwriter warrants (the "Underwriter's Warrants") pursuant to the Underwriter's Warrant Agreement (the "Underwriter's Warrant Agreement") for the purchase of an additional aggregate 110,000 shares of Common Stock. The shares of Common Stock issuable upon exercise of the Underwriter's Warrants are hereinafter referred to as the "Underwriter's Shares." The Firm Shares, the Option Shares, the Underwriter's Warrants and the Underwriter's Shares (collectively, hereinafter referred to as the "Securities") are more fully described in the Registration Statement and the Prospectus referred to below.

                  1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter as of the date hereof, and as of the Closing Date (hereinafter defined) and the Option Closing Date (hereinafter defined), if any, as follows:






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                           (a) The Company has prepared and filed with the
Securities and Exchange Commission (the "Commission") a registration statement, and an amendment or amendments thereto, on Form SB-2 (No. ), including any related preliminary prospectus included therein ("Preliminary Prospectus"), for the registration of the Securities under the Securities Act of 1933, as amended (the "Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the "Regulations") of the Commission under the Act. The Company will promptly file a further amendment to said registration statement in the form heretofore delivered to the Underwriter, and will not file any other amendment thereto to which the Underwriter shall have objected to in writing after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein (including, but not limited to, those documents or information filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") and incorporated by reference into any part or portion thereof) and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430(A) of the Regulations), is hereinafter called the "Registration Statement," and the form of prospectus in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, is hereinafter called the "Prospectus;" provided, however, that if the Company files any documents with the Commission pursuant to the 1934 Act after the time that the Registration Statement becomes effective and before the termination of the offering of Shares by the Underwriter, the term "Prospectus" shall refer to such Prospectus as supplemented by the documents so filed from and after the time such documents are filed with the Commission. For purposes hereof, "Rules and Regulations" mean the rules and regulations adopted by the Commission under either the Act or the 1934 Act, as applicable.

                           (b) Neither the Commission nor any state regulatory
authority has issued any order preventing or suspending the use of any Preliminary Prospectus, the Registration Statement or the Prospectus or any part of any thereof and no proceedings for a stop order suspending the effectiveness of the Registration Statement or any of the Company's securities have been instituted or are pending or to the Company's knowledge, threatened. Each of the Preliminary Prospectus, Registration Statement and Prospectus at the time of filing thereof conformed with the requirements of the Act and the Rules and Regulations, and none of the Preliminary Prospectus, Registration Statement or Prospectus at the time of filing thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein and necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, Registration Statement or Prospectus.

                           (c) When the Registration Statement becomes effective
and at all times subsequent thereto, the Registration Statement and the Prospectus (including the information

                                                      -2-





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incorporated by reference therein) will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and will conform to the requirements of the Act and the Rules and Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in the Preliminary Prospectus, Registration Statement or Prospectus or any amendment thereof or supplement thereto.

                           (d) (i) The Company has been duly organized and is
validly existing as a corporation in good standing under the laws of the jurisdiction of its organization. The Company does not own an interest in any corporation, limited liability company, partnership, trust, joint venture or other business entity, except as described in the Registration Statement. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing. The Company has all requisite corporate power and authority, and the Company has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Prospectus, except as otherwise expressly disclosed in the Prospectus; the Company is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all applicable federal, state and local laws, rules and regulations; and the Company has not received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, prospects, operation, properties, business or results of operations of the Company. The disclosures in the Registration Statement concerning the effects of federal, state and local laws, rules and regulations on the Company's business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

                  (ii) The Company is not party to any joint venture or partnership agreement ("Joint Venture") except as set forth in the Registration Statement. Each Joint Venture has all requisite corporate power and authority, and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Prospectus; each Joint Venture is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and

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all applicable national and local laws, rules and regulations; and no Joint
Venture has received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, position, prospects, value, operation, properties, business or results of operations of the Joint Venture, taken as a whole. The disclosures in the Registration Statement concerning the effects of national and local laws, rules and regulations on the Joint Venture business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

                           (e) The Company has a duly authorized, issued and
outstanding capitalization as set forth in the Prospectus, under "Capitalization" and "Description of Securities" and will have the adjusted capitalization set forth therein on the Closing Date and the Option Closing Date, if any, based upon the assumptions set forth therein, and the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement, the Underwriter's Warrant Agreement and as described in the Prospectus. The Securities and all other securities issued or issuable by the Company conform or, when issued and paid for, will conform, in all respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable and the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Securities are not and will not be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus; the holders thereof will not be subject to any liability solely by reason of being such holders; all corporate action required to be taken for the authorization, issue and sale of the Securities has been duly and validly taken; and the certificates representing the Securities will be in due and proper form. Upon the issuance and delivery pursuant to the terms hereof of the Securities to be sold by the Company hereunder, the Underwriter will acquire good and marketable title to such Securities free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

                            (f) PricewaterhouseCoopers LLP, the accountants who
have certified the annual financial statements filed and to be filed with the Commission as part of the Registration Statement, each Preliminary Prospectus and the Prospectus, are independent public accountants within the meaning of the Act and the Regulations. The financial statements, including the related notes and schedules thereto, included in the Registration Statement, each Preliminary Prospectus and the Prospectus fairly present the financial position, the results of operations, changes in cash flow, and changes in stockholders' equity, of the Company at

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the respective dates and for the respective periods to which they apply and the pro forma financial information included in the Registration Statement and Prospectus presents fairly, on a basis consistent with that of the audited financial statements included therein, what the Company's pro forma capitalization would have been for the respective periods and as of the respective dates to which they apply after giving effect to the adjustments described therein. Such financial statements have been prepared in conformity with generally accepted accounting principles and the Regulations, consistently applied throughout the periods involved. There has been no material adverse change or development in the condition, financial or otherwise, or in the earnings, position, prospects, value, operation, properties, business, or results of operations of the Company, whether or not arising in the ordinary course of business, since the date of the financial statements included in the Registration Statement and the Prospectus, and the outstanding debt, the property, both tangible and intangible, and the business of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. Financial information set forth in the Prospectus under the headings "Summary of Financial Information," "Capitalization," and "Management's Discussion and Analysis of Financial Condition and Results of Operation," fairly present, on the basis stated in the Prospectus, the information set forth therein, have been derived from or compiled on a basis consistent with that of the audited financial statements included in the Prospectus.

                           (g) The Company (i) has paid all federal, state,
local, and foreign taxes for which it is liable and for which payment is due, including, but not limited to, withholding taxes and amounts payable under Chapters 21 through 24 of the Internal Revenue Code of 1986 (the "Code"), and has furnished all information returns it is required to furnish pursuant to the Code, (ii) has established adequate reserves for such taxes which are not due and payable, and (iii) does not have any tax deficiency or claims outstanding, proposed or assessed against it.

                           (h) No transfer tax, stamp duty or other similar tax
is payable by or on behalf of the Underwriter in connection with (i) the issuance by the Company of the Securities, (ii) the purchase by the Underwriter of the Securities to be sold by the Company hereunder and the purchase by the Underwriter of the Underwriter's Warrants from the Company, (iii) the consummation by the Company of any of its obligations under this Agreement or the Underwriter's Warrant Agreement, as the case may be, or (iv) resales of the Shares in connection with the distribution contemplated hereby.

                           (i) The Company maintains insurance policies,
including, but not limited to, general liability, product liability and property insurance, which insures the Company and its employees against such losses and risks generally insured against by comparable businesses. The Company (A) has not failed to give notice or present any insurance claim with respect to any matter, including but not limited to the Company's business, property or employees, under the insurance policy or surety bond in a due and timely manner,
(B) does not have any disputes or claims against any underwriter of such insurance policies or surety bonds or has not failed to pay any premiums due and payable thereunder, or (C) has not failed to comply with all conditions contained in such insurance policies and surety bonds. There are no facts or circumstances under any such insurance policy or surety bond which would relieve any insurer of its obligation to satisfy in full any valid claim of the Company.

                                                      -5-





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                           (j) There is no action, suit, proceeding, inquiry,
arbitration, investigation, litigation or governmental proceeding (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, pending or, to the best knowledge of the Company, threatened against (or circumstances that may give rise to the same), or involving the properties or business of, the Company which (i) questions the validity of the capital stock of the Company, this Agreement or the Underwriter's Warrant Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement or the Underwriter's Warrant Agreement, (ii) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all material respects), or (iii) except for matters disclosed in the Prospectus, might materially and adversely affect the condition, financial or otherwise, or the earnings, prospects, stockholders' equity, operation, properties, business or results of operations of the Company.

                           (k) The Company has full legal right, corporate power
and authority to authorize, issue, deliver and sell the Securities, enter into this Agreement and the Underwriter's Warrant Agreement and to consummate the transactions provided for in such agreements; and this Agreement and the Underwriter's Warrant Agreement have each been duly and properly authorized, executed and delivered by the Company. Each of this Agreement and the Underwriter's Warrant Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provisions may be limited under applicable laws or the public policies underlying such laws and (iii) that the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings may be brought. None of the Company's issue and sale of the Securities, execution or delivery of this Agreement or the Underwriter's Warrant Agreement, its performance hereunder and thereunder, its consummation of the transactions contemplated herein and therein, or the conduct of its business as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of, (i) the certificate of incorporation or by-laws of the Company, (ii) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which it is or may be bound or to which any of its properties or assets (tangible or intangible) is or may be subject, or any indebtedness, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its activities or properties.


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                           (l) Except as described in the Prospectus, no
consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required for the issuance of the Shares pursuant to the Prospectus and the Registration Statement, the issuance of the Underwriter's Warrants, the performance of this Agreement and the Underwriter's Warrant Agreement and the transactions contemplated hereby and thereby, including without limitation, any waiver of any preemptive, first refusal or other rights that any entity or person may have for the issue and/or sale of any of the Shares or the Underwriter's Warrants, except such as have been or may be obtained under the Act or may be required under state securities or Blue Sky laws in connection with the Underwriter's purchase and distribution of the Shares, and the Underwriter's Warrants to be sold by the Company hereunder and under the Underwriter's Warrant Agreement.

                           (m) All executed agreements, contracts or other
documents or copies of executed agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Company is a party or by which it may be bound or to which any of its assets, properties or business may be subject have been duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding agreements of the Company, enforceable against the Company, in accordance with their respective terms. The descriptions in the Registration Statement of agreements, contracts and other documents are accurate in all material respects and fairly present the information required to be shown with respect thereto on Form SB-2, and there are no contracts or other documents which are required by the Act to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and, except for redacted portions being filed separately with the Commission, the exhibits which have been filed are in all material respects complete and correct copies of the documents of which they purport to be copies.

                           (n) Subsequent to the respective dates as of which
information is set forth in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, (ii) entered into any transaction other than in the ordinary course of business, or (iii) declared or paid any dividend or made any other distribution on or in respect of its capital stock of any class, and there has not been any change in the capital stock, or any material change in the debt (long or short term) or liabilities or material adverse change in or affecting the general affairs, management, financial operations, stockholders' equity or results of operations of the Company.

                           (o) No material default exists in the due performance
and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders agreement, partnership agreement, note, loan or credit agreement, purchase order, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which the property or assets (tangible or intangible) of the Company is subject or affected.


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                           (p) The Company has generally enjoyed a satisfactory
employer-employee relationship with its employees and is in compliance with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. There are no pending investigations involving the Company by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state, local, or foreign laws and regulations, which are required to be disclosed in the Registration Statement and are not so disclosed. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company, or any predecessor entity, and none has ever occurred. No representation question exists respecting the employees of the Company, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company. No labor dispute with the employees of the Company exists, or is imminent.

                           (q) Except as described in the Prospectus, the
Company does not maintain, sponsor or contribute to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a "multiemployer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). The Company does not maintain or contribute, now or at any time previously, to a defined benefit plan, as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, which could subject the Company to any tax penalty on prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. The Company has never completely or partially withdrawn from a "multiemployer plan."

                           (r) Neither the Company nor its officers or
directors, nor any of its employees, stockholders, partners, or affiliates (within the meaning of the Rules and Regulations) has taken, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the 1934 Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise.

                           (s) To the best of the Company's knowledge, and
except as disclosed in the Prospectus, none of the patents, patent applications, trademarks, service marks, service names, trade names and copyrights, and none of the licenses and rights to the foregoing presently owned or held by the Company are in dispute or are in any conflict with the right of any other person or entity. To the best of the Company's knowledge, and except as disclosed in the Prospectus, the Company (i) owns or has the right to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever, all patents, patent applications, trademarks, service marks, service names, trade names and copyrights, technology and licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed to be conducted (collectively, the "Intellectual Property") without infringing upon or otherwise acting adversely to the right or claimed right of any person,

                                       -8-





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corporation or other entity under or with respect to any of the foregoing and
(ii) is not obligated or under any liability whatsoever to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, patent application, trademark, service mark, service name, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise; provided, however, that the Company represents and warrants that for a period of forty-two (42) months from the Effective Date, if any claim, cause of action, suit or proceeding (collectively, "Claims") is brought or instituted alleging that any Intellectual Property utilized by the Company infringes the rights of any third party, the Company shall indemnify and hold harmless the Underwriter with respect to any out-of-pocket payments the Underwriter may incur as a result of such Claims, including but not limited to, payments incurred in favor of any stockholder of the Company, the party alleging having suffered the infringement or any other party, as well as payments of all attorneys' fees and costs in connection therewith.

                            (t) There is no action, suit, proceeding, inquiry,
arbitration, investigation, litigation or governmental or other proceeding, domestic or foreign, pending or, to the best of the Company's knowledge, threatened (or circumstances that may give rise to the same) against the Company which challenges the exclusive rights of the Company with respect to any trademarks, trade names, service marks, service names, copyrights, patents, patent applications or licenses or rights to the foregoing used in the conduct of its business, or which challenge the right of the Company to use any technology presently used or contemplated to be used in the conduct of its business.

                           (u) Except as disclosed in the Prospectus, the
Company owns and has the unrestricted right to use all trade secrets, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, technology, designs, processes, works of authorship, computer programs and technical data and information (collectively herein "intellectual property") that are material to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company, free and clear of and without violating any right, lien, or claim of others, including without limitation, former employers of its employees. The Company is not aware of any such development of similar or identical trade secrets or technical information by others.

                           (v) The Company has good and marketable title to, or
valid and enforceable leasehold estates in, all items of real and personal property stated in the Prospectus, to be owned or leased by it free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects, or other restrictions or equities of any kind whatsoever, other than those referred to in the Prospectus, taxes, lessor's interests and liens for taxes not yet due and payable.

                           (w) The Company has caused to be duly executed
legally binding and enforceable agreements pursuant to which the Company's officers and directors, holders of 10% or more of the Company's outstanding Common Stock as of the date of the Prospectus, the Company's private placement shareholders and stock option plan optionholders have agreed not to, directly or indirectly, offer to sell, sell, grant any option for the sale of, assign, transfer, pledge, hypothecate, distribute or otherwise encumber or dispose of any shares of Common Stock or securities convertible into, exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of Common Stock (either pursuant to Rule 144 of the Rules and Regulations or otherwise) or dispose of any beneficial interest therein (subject to certain permitted exceptions) for at least six (6) months following the effective date of the Registration Statement without the prior consent of the Underwriter, subject to certain permitted exceptions.

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                           (x) Except as described in the Prospectus under
"Underwriting," there are no claims, payments, issuances, arrangements or understandings, whether oral or written, for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, stockholders, partners, employees or affiliates that may affect the Underwriter's compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

                           (y) The Shares and the Underwriter's Shares have been
approved for listing on The Nasdaq Small Cap Market ("Nasdaq Small Cap Market"), pending notice of issuance.

                           (z) The Company nor any of its officers, employees,
agents, or any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (a) might subject the Company, or any other such person to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (b) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company, or (c) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company's internal accounting controls are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

                           (aa) Except as set forth in the Prospectus, no
officer, director or stockholder of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus under "Certain Transactions," there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company and any officer or director of the Company, or any partner, affiliate or associate of any of the foregoing persons or entities.

                           (bb) Any certificate signed by any officer of the
Company, and delivered to the Underwriter or to Underwriter's Counsel (as defined herein) shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

                           (cc) The minute books of the Company have been made
available to the Underwriter and contain a complete summary of all meetings and actions of the directors, stockholders, audit committee, compensation committee and any other committee of the Board of Directors of the Company, since the time of its incorporation, and reflects all transactions referred to in such minutes accurately in all material respects.

                           (dd) Except and to the extent described in the
Prospectus and except for the Underwriter with respect to the Underwriter's Warrants, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement under the Act and no person or entity holds any anti-dilution rights with respect to any securities of the Company.

                  2. Purchase, Sale and Delivery of the Securities and Underwriter's Warrants.

                           (a) On the basis of the representations, warranties,
covenants and agreements herein contained, and subject to the terms and conditions herein set forth the Company agrees to sell to the Underwriter, and the Underwriter, agrees to purchase from the Company at a price of [$ ] per share, the Firm Shares.

                           (b) In addition, on the basis of the representations,
warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter, to purchase all or any part of the Option Shares. The option granted hereby will expire 45 days after (i) the date the Registration Statement becomes effective, if the Company has elected not to rely on Rule 430A under the Rules and Regulations, or (ii) the date of this Agreement if the Company has elected to rely upon Rule 430A under the Rules and Regulations, and may be exercised on one occasion in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by the Underwriter to the Company setting forth the number of Option Shares as to which the Underwriter is exercising the option and the time and date of payment and delivery for any such Option Shares. Any such time and date of delivery (the "Option Closing Date") shall be determined by the

Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined, unless otherwise agreed upon by the Underwriter and the Company. Nothing herein contained shall obligate the Underwriter to make any over-allotments. No Option Shares shall be delivered unless the Firm Shares shall be simultaneously delivered or shall theretofore have been delivered as herein provided.

                           (c) Payment of the purchase price for, and delivery
of certificates for, the Firm Shares shall be made at the offices of Cambridge Capital, LLC, 1225 Franklin Avenue, Suite 102, Garden City, New York 11530, or at such other place as shall be agreed upon by the Underwriter and the Company. Such delivery and payment shall be made at 10:00 a.m. (New York City time) on [ ], 1999 or at such other time and date as shall be agreed upon by the Underwriter and the Company, but not less than three (3) nor more than ten (10) full business days after the effective date of the Registration Statement (such time and date of payment and delivery being herein called the "Closing Date"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the above-mentioned office of the Underwriter or at such other place as shall be agreed upon by the Underwriter and the Company on the Option Closing Date as specified in the notice from the Underwriter to the Company.

                           (d) Delivery of the certificates for the Firm Shares
and the Option Shares, if any, shall be made to the Underwriter against payment by the Underwriter, severally and not jointly, of the purchase price for the Firm Shares and the Option Shares, if any, to the order of the Company for the Firm Shares and the Option Shares, if any, by New York Clearing House funds. In the event such option is exercised, the Underwriter shall purchase the Option Shares. The certificates for the Firm Shares and the Option Shares, if any, shall be made available to the Underwriter at such office or such other place as the Underwriter may designate for inspection, checking and packaging no later than 9:30 a.m. on the last business day prior to Closing Date or the Option Closing Date, as the case may be.

                            (e) On the Closing Date, the Company shall issue and
sell to the Underwriters, one or more Underwriter's Warrants at a purchase price of $.0001 per warrant, which warrants shall entitle the holders thereof to purchase an aggregate of 110,000 shares of Common Stock. The Underwriter's Warrants shall be exercisable for a period of four years commencing one year from the effective date of the Registration Statement at a price equaling one hundred twenty percent (120%) of the initial public offering price of the Firm Shares. The Underwriter's Warrant Agreement and form of Warrant Certificate shall be substantially in the form filed as Exhibit 4.2 to the Registration Statement. Payment for the Underwriter's Warrants shall be made by the Underwriters on the Closing Date.

                  3. Public Offering of the Shares. As soon after the Registration Statement becomes effective as the Underwriter deems advisable, the Underwriter shall, subject to the terms and conditions hereof, make a public offering of the Firm Shares and such of the Option Shares as it may determine (other than to residents of or in any jurisdiction in which qualification of the Shares is required and has not become effective) at the price and upon the other terms set forth in the Prospectus. The Underwriter may enter into one or more agreements as the Underwriter, in its sole discretion, deems advisable with one or more broker-dealers who shall act as dealers in connection with such public offering.

                  4. Covenants and Agreements of the Company.

                           (a) The Company covenants and agrees with the
Underwriter as follows:

                                            i) The Company shall use its best
                           efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practicable and will not at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Act or 1934 Act before termination of the offering of the Shares by the Underwriter of which the Underwriter shall not previously have been advised and furnished with a copy, or to which the Underwriter shall have objected or which is not in compliance with the Act, the 1934 Act or the Regulations.

                                            ii) As soon as the Company is
                           advised or obtains knowledge thereof, the Company will advise the Underwriter and confirm the notice in writing, (i) when the Registration Statement, as amended, becomes effective, or if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding, suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the institution of proceedings for that purpose, (iii) of the issuance by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the receipt of any comments from the Commission; and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state securities commission authority shall enter a stop order or suspend such qualification at any time, the Company will make every effort to obtain promptly the lifting of such order.

                                            iii) The Company shall file the
                           Prospectus (in form and substance satisfactory to the Underwriters) or transmit the Prospectus by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b)(1) (or, if applicable and if consented to by the Underwriters, pursuant to Rule 424(b)(4)) not later than the Commission's close of business on the earlier of (i) the second business day following the execution and delivery of this Agreement and (ii) the fifteenth business day after the effective date of the Registration Statement.

                                            iv) The Company will give the
                           Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriter in connection with the offering of the Securities which differs from the corresponding prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Regulations) or any document that will be incorporated by reference into the Prospectus, and will furnish the Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such prospectus to which the Underwriter or Whitman Breed Abbott & Morgan LLP ("Underwriter's Counsel") shall object.

                                            v) The Company shall endeavor in
                           good faith, in cooperation with the Underwriter, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriter may designate to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution, and shall make such applications, file such documents and furnish such information as may be required for such purpose; provided, however, the Company shall not be required to qualify as a foreign corporation or file a general or limited consent to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriter agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.

                                            vi) During the time when a
                           prospectus is required to be delivered under the Act, the Company shall use all reasonable efforts to comply with all requirements imposed upon it by the Act and the 1934 Act, as now and hereafter amended and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus, or any amendments or supplements thereto. If at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or Underwriter's Counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Underwriter promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be satisfactory to Underwriter's Counsel, and the Company will furnish to the Underwriter copies of such amendment or supplement as soon as available and in such quantities as the Underwriter may request.

                                            vii) As soon as practicable, but in
                           any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company shall make generally available to its security holders, in the manner specified in Rule 158(b) of the Regulations, and to the Underwriter, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Regulations, which statement need not be audited unless required by the Act, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

                                            viii) During a period of three (3)
                           years after the date hereof, the Company will furnish to its stockholders annual reports (including financial statements audited by independent public accountants) and will deliver to the Underwriter:

                                                     (a) concurrently with
                                    furnishing any quarterly reports to its
                                    stockholders, statements of operations of the Company for each quarter in the form furnished to the Company's stockholders and certified by the Company's principal financial or accounting officer;

                                                     (b) concurrently with
                                    furnishing such annual reports to its
                                    stockholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with the related statements of operations, stockholders' equity, and cash flows for such fiscal year, accompanied by a copy of the report thereon of independent certified public accountants;

                                                     (c) as soon as they are
                                    available, copies of all reports (financial or other) mailed to stockholders;

                                                     (d) as soon as they are
                                    available, copies of all reports and
                                    financial statements furnished to or filed with the Commission, the NASD or any securities exchange;

                                                     (e) every press release and
                                    every material news item or article of
                                    interest to the financial community in
                                    respect of the Company, or its affairs which was released or prepared by or on behalf of the Company; and

                                                     (f) any additional
                                    information of a public nature concerning the Company (and any future subsidiary) or its businesses which the Underwriter may request.

                                            During such three (3) year period,
                           if the Company has an active subsidiary, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiary are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

                                            ix) The Company will maintain a
                           Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Stock.

                                            x) The Company will furnish to the
                           Underwriter or on the Underwriter's order, without charge, at such place as the Underwriter may designate, copies of each Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits), the Prospectus, and all amendments and supplements thereto, including any prospectus prepared after the effective date of the Registration Statement, in each case as soon as available and in such quantities as the Underwriter may reasonably request.

                                            xi) From the date of such agreements
                           through the end of the two year period following the effective date of the Registration Statement (the "Effective Date"), the Company shall not, without the prior consent of the Underwriter, sell, contract or offer to sell, issue, transfer, assign, pledge, distribute, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any options, rights or warrants with respect to any shares of Common Stock, other than the Securities pursuant hereto, other than up to [ ] shares of Common Stock reserved for issuance upon the exercise of options under the Company's Stock Option Plan as described in the Prospectus and other than up to [ ] shares of Common Stock issued in connection with financings in the minimum aggregate amount of $20,000,000 completed at no less than (2) two times the valuation of the Offering or in connection with acquisitions in which shares of Common Stock constitute the mode of payment, and such shares are valued at no less than two (2) times the per share price of the Offering.


                                            xii) Neither the Company, nor any of
                           its officers or directors, will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

                                            xiii) The Company shall apply the
                           net proceeds from the sale of the Securities in the manner, and subject to the conditions, set forth under "Use of Proceeds" in the Prospectus. Except as described in the Prospectus, no portion of the net proceeds will be used, directly or indirectly, to acquire any securities issued by the Company.

                                            xiv) The Company shall file timely
                           all such reports, forms or other documents as may be required from time to time, under the Act, the 1934 Act, and the Rules and Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the 1934 Act, and the Rules and Regulations.

                                            xv) The Company shall furnish to the
                           Underwriter as early as practicable prior to each of the date hereof, the Closing Date and the Option Closing Date, if any, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company (which in no event shall be as of a date more than thirty (30) days prior to the date of the Registration Statement) which have been read by the Company's independent public accountants, as stated in their letter to be furnished pursuant to Section 6(l) hereof.

                                            xvi) The Company shall cause the
                           Common Stock to be quoted on the Nasdaq Small Cap Market or a National Securities exchange and for a period of seven (7) years from the date hereof, and use its best efforts to maintain the Nasdaq Small Cap Market listing or exchange listing of the Common Stock to the extent outstanding.

                                            xvii) The Company shall file, within
                           ten (10) Business Days following the Closing Date, all documents necessary to register with the Standard & Poor's Manual and to effect the Company's listing therein.

                                            xviii) For a period of 18 months
                           from the Closing Date, the Company shall furnish to the Underwriter at the Company's sole expense, (i) upon the Underwriter's request, on a daily basis, consolidated transfer sheets relating to the Common Stock, (ii) on a monthly basis, the list of holders of all of the Company's securities and (iii) a Blue Sky "Trading Survey" for secondary sales of the Company's securities prepared by counsel to the Underwriter.

                                            xix) Except to the extent required
                           by law, until the completion of the distribution of the Shares, and for 25 days thereafter, the Company shall not, without the prior written consent of the Underwriter and Underwriter's Counsel, issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the Company or its activities or the offering contemplated hereby.

                                            xx) The Company shall grant to the
                           Underwriter a right of first refusal for a period of thirty (30) months after the Closing Date (the "Right of First Refusal Period") for any (i) equity or debt offerings by the Company or any subsidiaries, whether public or private in which the utilization of investment banking services has been authorized, and
                           (ii) transactions relating to (A) the purchase by or sale to the Company or any subsidiary of stock or substantially by all the assets, or (B) the formation of any joint venture, any corporate reorganization or other transaction utilizing investment banking services. The Company shall first notify the Underwriter in writing, during the Right of First Refusal Period, of its intention to close a transaction, as described herein, and shall annex thereto the terms and conditions of another investment banker, whose services the Company would otherwise engage but for this provision. Such right may only be exercised by written notice from the Underwriter to the effect that it is ready, willing and able to complete the transaction on the same terms and conditions as set forth on the Company's notification, and the Underwriter shall have thirty
                           (30) days from the date of receipt of the Company's notification to submit such notice, but shall use its reasonable best efforts to respond earlier. If the Underwriter elects not to submit such notice to the Company within such time period, it shall be deemed to have waived its right of first refusal with respect to such transaction.

                                            xxi) For a period of twenty-four
                           (24) months after the Closing Date, the Underwriter shall have the right to designate one person to serve on the Company's Board of Directors in the event that the Company's Board of Directors consists of eight or less directors, and two persons, in the event that the Company's Board of Directors consists of more than eight directors. The Company shall nominate and support the election of such person or persons as directors of the Company. The Company shall reimburse such designee(s) for his or her reasonable out-of-pocket expenses incurred in connection with his or her attendance of such meetings.

                  5.       Payment of Expenses.

                           (a) The Company hereby agrees to pay on each of the
Closing Date and the Option Closing Date (to the extent not paid at the Closing
Date) all expenses and fees (other than fees of Underwriter's Counsel, except as provided in (iv) below) incident to the performance of the obligations of the Company under this Agreement and the Underwriter's Warrant Agreement, including, without limitation, (i) the fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing (including mailing and handling charges), filing, delivery and mailing (including the payment of postage with respect thereto) of the Registration Statement and the Prospectus and any amendments and supplements thereto and the printing, mailing (including the payment of postage with respect thereto) and delivery of this Agreement, the Selected Dealer Agreements, and related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments thereof or supplements thereto supplied to the Underwriter and such dealers as the Underwriter may request, in quantities as hereinabove stated, (iii) the printing, engraving, issuance and delivery of the Securities including, but not limited to, (x) the purchase by the Underwriter of the Shares and the purchase by the Underwriter of the Underwriter's Warrants from the Company, (y) the consummation by the Company of any of its obligations under this Agreement and, with respect to the Company, its obligations under the Underwriter's Warrant Agreement, and (z) resale of the Shares by the Underwriter in connection with the distribution contemplated hereby, (iv) the qualification of the Securities under state or foreign securities or "Blue Sky" laws and determination of the status of such securities under legal investment laws, including the costs of printing and mailing the "Preliminary Blue Sky Memorandum," the "Supplemental Blue Sky Memorandum" and "Legal Investments Survey," if any, and reasonable disbursements and reasonable fees of counsel in connection therewith, (v) costs and expenses in connection with due diligence investigations, including but not limited to the fees of any independent counsel or consultant retained, (vi) fees and expenses of the transfer agent and registrar, (vii) the fees payable to the Commission and the NASD, and (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Small Cap Market and any other exchange. Notwithstanding any other provision of this Agreement, whether or not the offering contemplated hereby is successfully completed, it shall be the Company's obligation to bear all expenses in connection with the proposed offering, including, but not limited to, the following: filing fees, printing and duplicating costs, all postage and mailing expenses with respect to the transmission of prospectuses, registrar and transfer agent fees, costs and expenses related to "Tombstone" advertisements, the Company's "road show" and information meetings and presentation costs, its own counsel and accounting fees, costs of due diligence investigations, bound volumes, prospectus memorabilia, issue and transfer taxes, if any, and "Blue Sky" filing fees, counsel fees and expenses. The preceding to the contrary notwithstanding, nothing herein shall (i) require the Company to pay the fees for Underwriter's counsel other than fees and disbursements in connection with "Blue Sky" matters, or (ii) require the Company to pay Underwriter's counsel with respect to any due diligence investigations.

                           (b) If this Agreement is terminated by the
Underwriter in accordance with the provisions of Section 6 or Section 11, the Company shall reimburse and indemnify the Underwriter for all of its actual out-of-pocket expenses (including the fees and disbursements of Underwriter's Counsel), less any amounts already paid pursuant to Section 5(c) hereof.

                           (c) The Company further agrees that, in addition to
the expenses payable pursuant to subsection (a) of this Section 5, it will pay to the Underwriter on the Closing Date by certified or bank cashier's check or, at the election of the Underwriter, by deduction from the proceeds of the offering contemplated herein a non-accountable expense allowance equal to [___________ dollars] ([$______]), twenty-five thousand dollars ($25,000) of which has been paid to date.

                  6. Conditions of the Underwriter's Obligations. The obligations of the Underwriter hereunder shall be subject to the continuing accuracy in all material respects of each of the representations and warranties of the Company contained herein as of the date hereof and as of the Closing Date and Option Closing Date, if any, as if it had been made on and as of the Closing Date or Option Closing Date, as the case may be; the accuracy on and as of the Closing Date or Option Closing Date, if any, of the statements of the officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the Closing Date and each Option Closing Date, if any, of their respective covenants and obligations hereunder and to the following further conditions:

                           (a) The Registration Statement shall have become
effective not later than 12:00 Noon, New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Underwriter, and, at the Closing Date and Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Underwriter's Counsel. If the Company has elected to rely upon Rule 430A of the Regulations, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and prior to the Closing Date the Company shall have provided evidence satisfactory to the Underwriter of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

                           (b) The Underwriter shall not have advised the
Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Underwriter's opinion, is material, or omits to state a fact which, in the Underwriter's opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Underwriter's opinion, is material, or omits to state a fact which, in the Underwriter's opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (c) On or prior to the Closing Date, the Underwriter
shall have received from Underwriter's Counsel, such opinion or opinions with respect to the organization of the Company, the validity of the Securities, the Underwriter's Warrants, the Registration Statement, the Prospectus and other related matters as the Underwriter request and Underwriter's Counsel shall have received such papers and information as they request to enable them to pass upon such matters.

                           (d) At Closing Date, the Underwriter shall have
received the favorable opinion of Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C., counsel to the Company, dated the Closing Date, addressed to the Underwriter and in form and substance satisfactory to Underwriter's Counsel, to the effect that:

                            i) the Company (A) has been duly organized and based
                  upon certificates of good standing or authorization or the like received from applicable jurisdictions, is validly existing as a corporation in good standing under the laws of its jurisdiction, (B) is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to be so qualified and in good standing has no material adverse effect on the Company, and (C) except as dislosed in the Prospectus, has all requisite corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus; and the Company has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Prospectus. Except as disclosed in the Prospectus, the disclosures in the Registration Statement concerning the effects of federal, state and local laws, rules and regulations on the Company's business as currently conducted and as contemplated are correct in all material respects;

                           ii) the Company has a duly authorized, issued and
                  outstanding capitalization as set forth in the Prospectus, and any amendment or supplement thereto, under "Capitalization" and "Description of Capital Stock", and, to the best of such counsel's knowledge, is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement, the Underwriter's Warrant Agreement and as described in the Prospectus. The

                  Securities, and all other securities issued or issuable by the Company conform in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have, to such counsel's knowledge, no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company. The Shares, the Underwriter's Warrants and the Underwriter's Shares to be sold by the Company hereunder and under the Underwriter's Warrant Agreement are not and will not be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and conform to the description thereof contained in the Prospectus; the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Shares, the Underwriter's Warrants and the Underwriter's Shares has been duly and validly taken, and the certificates representing the Shares and the Underwriter's Warrants are in due and proper form. The Underwriter's Warrants constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby. Upon the issuance and delivery, pursuant to this Agreement, and the Underwriter's Warrant Agreement of the Shares and the Underwriter's Warrants, respectively, to be sold by the Company, the Underwriter will acquire good and marketable title to the Shares and the Underwriter's Warrants free and clear of any pledge, lien, charge, claim, encumbrance, security interest, or other restriction or equity of any kind whatsoever. No transfer tax is payable by or on behalf of the Underwriter in connection with (A) the issuance by the Company of the Shares, (B) the purchase by the Underwriter of the Shares and the Underwriter's Warrants, respectively, from the Company, (C) the consummation by the Company of any of its obligations under this Agreement or the Underwriter's Warrant Agreement, or (D) resales of the Shares in connection with the distribution contemplated thereby;

                           iii) the Registration Statement is effective under
                  the Act, and, if applicable, filing of all pricing information has been timely made in the appropriate form under Rule 430A, and to the knowledge of such counsel, no stop order suspending the use of the Preliminary Prospectus, the Registration Statement or Prospectus or any part of any thereof or suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of such counsel's knowledge, threatened or contemplated under the Act;

                           iv) each of the Preliminary Prospectus, the
                  Registration Statement, and the Prospectus and any amendments or supplements thereto (other than the financial statements and related notes and other financial and statistical data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations;

                            v) to the best of such counsel's knowledge, (A)
                  there are no agreements, contracts or other documents required by the Act to be described in the Registration Statement and the Prospectus and filed as exhibits to the Registration Statement other than those described in the Registration Statement (or required to be filed under the 1934 Act if upon such filing they would be incorporated, in whole or in part, by reference therein) and the Prospectus and filed as exhibits thereto, and, except for redacted portions, the exhibits which have been filed are correct copies of the documents of which they purport to be copies; (B) the descriptions in the Registration Statement and the Prospectus and any supplement or amendment thereto of contracts and other documents to which the Company is a party or by which it is bound, including any document to which the Company is a party or by which it is bound, incorporated by reference into the Prospectus and any supplement or amendment thereto, are accurate in all material respects and fairly represent the information required to be shown by Form SB-2; (C) there is not pending or threatened against the Company any action, arbitration, suit, proceeding, inquiry, investigation, litigation, governmental or other proceeding (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, pending or threatened against (or circumstances that may give rise to the same), or involving the properties or business of the Company which (x) is required to be disclosed in the Registration Statement which is not so disclosed, (and such proceedings as are summarized in the Registration Statement are accurately summarized in all material respects), (y) questions the validity of the capital stock of the Company or this Agreement or the Underwriter's Warrant Agreement, or of any action taken or to be taken by the Company pursuant to or in connection with any of the foregoing; (D) no statute or regulation or legal or governmental proceeding required to be described in the Prospectus is not described as required; and (E) there is no action, suit or proceeding pending, or threatened, against or affecting the Company before any court or arbitrator or governmental body, agency or official (or any basis thereof known to such counsel) in which there is a reasonable possibility of an adverse decision which may result in a material adverse change in the condition, financial or otherwise, or results of operations of the Company, which could materially adversely affect the present or prospective ability of the Company to perform its obligations under this Agreement or the Underwriter's Warrant Agreement or which in any manner draws into question the validity or enforceability of this Agreement or the Underwriter's Warrant Agreement;

                           vi) the Company has full legal right, power and
                  authority to enter into each of this Agreement and the Underwriter's Warrant Agreement and to consummate the transactions provided for herein and therein; and each of this Agreement and the Underwriter's Warrant Agreement has been duly authorized, executed and delivered by the Company. Each of this Agreement and the Underwriter's Warrant Agreement, assuming due authorization, execution and delivery by each other party thereto, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law), and none of the Company's execution or delivery of this Agreement and the Underwriter's Warrant Agreement, its performance hereunder or thereunder, its consummation of the transactions contemplated herein or therein, or the conduct of its business as described in the Registration Statement, the Prospectus and any amendments or supplements thereto, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of (A) the certificate of incorporation or by-laws of the Company, (B) to such counsel's knowledge, any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which it is or may be bound or to which any of its respective properties or assets (tangible or intangible) is or may be subject, or any indebtedness, or (C) to such counsel's knowledge, except as disclosed pursuant to item (ix) below, any statute, judgement, decree, order, rule or regulation applicable to the Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company, or any of its activities or properties;

                           vii) except as described in the Prospectus, no
                  consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body (other than such as may be required under Blue Sky laws, as to which no opinion need be rendered) is required in connection with the issuance of the Shares pursuant to the Prospectus, the issuance of the Underwriter's Warrants, the performance of this Agreement and the Underwriter's Warrant Agreement and the transactions contemplated hereby and thereby;

                           viii) The Company is not in breach of, or in default
                  under, any term or provision of any license, contract, indenture, mortgage, installment sale agreement, deed of trust, lease, voting trust agreement, stockholders' agreement, partnership agreement, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which the property or assets (tangible or intangible) of the Company is subject or affected; and the Company is not in violation of any term or provision of its certificate of incorporation or by-laws, or to such counsel's knowledge, in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation;

                           ix) the statements in the Prospectus under the
                  sections entitled "Risk Factors - Regulation" and "Business - Regulation" have been reviewed by such counsel, and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects;

                           x) the Shares and the Underwriter's Shares have been
                  accepted for listing on the Nasdaq Small Cap Market;

                           xi) except as described in the Prospectus, no person,
                  corporation, trust, partnership, association or other entity has the right to include and/or register any securities of the Company in the Registration Statement, require the Company to file any registration statement or, if filed, to include any security in such registration statement; and

                           xii) assuming due execution by the parties thereto
                  other than the Company, the Lock-up Agreements are legal, valid and binding obligations of parties thereto, enforceable against the party and any subsequent holder of the securities subject thereto in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law).

                  Such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company at which conferences such counsel made inquiries of such officers, representatives and accountants and discussed the contents of the Preliminary Prospectus, the Registration Statement and the Prospectus; and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Prospectus, the Registration Statement and Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto, at the time such Registration Statement or amendment became effective or the Preliminary Prospectus or Prospectus or amendment or supplement thereto as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Preliminary Prospectus, the Registration Statement or Prospectus).

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of the rules and regulations of the United States Food and Drug Administration or laws relating to franchising, or laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance satisfactory to Underwriter's Counsel) of other counsel acceptable to Underwriter's Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company, and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriter's Counsel if requested. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and that the Underwriter and they are justified in relying thereon. Such opinion shall also state that Underwriter's Counsel is entitled to rely thereon.

                           (e) At the Option Closing Date, if any, the
Underwriter shall have received the favorable opinion of [ ], or other counsel acceptable to the Underwriter and counsel to the Company, dated the Option Closing Date, addressed to the Underwriter and in form and substance satisfactory to Underwriter's Counsel confirming as of the Option Closing Date the statements made by [ ], or other counsel acceptable to the Underwriter, in its opinion delivered on the Closing Date.

                           (f) On or prior to each of the Closing Date and the
Option Closing Date, if any, Underwriter's Counsel shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in subsection (c) of this Section 6, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions of the Company, or herein contained.

                           (g) Prior to each of the Closing Date and the Option
Closing Date, if any, (i) there shall have been no material adverse change nor development involving a prospective change in the condition, financial or otherwise, prospects, stockholders' equity or the business activities of the Company, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company, from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus, which is materially adverse to the Company; (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness; (iv) the Company shall not have issued any securities (other than the Securities or options described as outstanding in the Prospectus); the Company shall not have declared or paid any dividend or made any distribution in respect of its capital stock of any class; and there shall not have been any change in the capital stock of the Company, or any material change in the debt (long or short term) or liabilities or obligations of the Company (contingent or otherwise); (v) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus;
(vi) no action, suit or proceeding, at law or in equity, shall have been pending or, to the best knowledge of the Company, threatened (or circumstances giving rise to same) against the Company, or affecting any of its properties or business before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may reasonably be expected to materially and adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; and (vii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated, to the best knowledge of the Company, threatened or contemplated by the Commission.

                           (h) At each of the Closing Date and the Option
Closing Date, if any, the Underwriter shall have received a certificate of the Company signed by the principal executive officer and by the chief financial or chief accounting officer of the Company, dated the Closing Date or Option Closing Date, as the case may be, to the effect that each of such persons has carefully examined the Registration Statement, the Prospectus and this Agreement, and that:

                           i) The representations and warranties of the Company
                  in this Agreement are true and correct as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, as the case may be;

                           ii) No stop order suspending the effectiveness of the
                  Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person's knowledge, after due inquiry, are contemplated or threatened under the Act;

                           iii) The Registration Statement and the Prospectus
                  and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and none of the Registration Statement, the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Preliminary Prospectus nor any supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                           iv) Subsequent to the respective dates as of which
                  information is given in the Registration Statement and the Prospectus and except as disclosed in the Prospectus, (a) the Company has not incurred up to and including the Closing Date or the Option Closing Date, as the case may be, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; (b) the Company has not paid or declared any dividends or other distributions on its capital stock; (c) the Company has not entered into any material transactions not in the ordinary course of business;
                  (d) there has not been any change in the capital stock of the Company or any material change in the debt (long or short-term) of the Company; (e) the Company has not sustained any material loss or damage to its property or assets, whether or not insured; (g) there is no litigation which is pending or, to the best knowledge of the Company, threatened (or circumstances giving rise to same) against the Company, or any affiliated party of any of the foregoing, which is required to be set forth in an amended or supplemented Prospectus which has not been set forth; and (h) there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

References to the Registration Statement and the Prospectus in this subsection
(h) are to such documents as amended and supplemented at the date of such certificate.

                           (i) By the Closing Date, the Underwriter will have
received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriter, as described in the Registration Statement.

                           (j) At the time this Agreement is executed, the
Underwriter shall have received a letter, dated such date, addressed to the Underwriter in form and substance satisfactory (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) in all respects to the Underwriter and Underwriter's Counsel, from PricewaterhouseCoopers LLP;

                            i) confirming that they are independent public
                  accountants with respect to the Company within the meaning of the Act and the applicable Regulations;

                            ii) stating that it is their opinion that the
                  financial statements and supporting schedules of the Company included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations thereunder and that the Underwriters may rely upon the opinion of PricewaterhouseCoopers LLP with respect to such financial statements and supporting schedules included in the Registration Statement;

                           iii) stating that, on the basis of a limited review
                  which included a reading of the latest available unaudited interim financial statements of the

                  Company, a reading of the latest available minutes of the stockholders and Board of Directors and the various committees of the Board of Directors of the Company, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (A) the unaudited financial statements and supporting schedules of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, or (B) at a specified date not more than five (5) days prior to the effective date of the Registration Statement, there has been any change in the capital stock of the Company, any increase in the long-term debt of the Company, or any decrease in the stockholders' equity of the Company or any decrease in the net current assets or net assets of the Company or any material increase in inventory of the Company as compared with amounts shown in the [September 30], 1998 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any change or decrease, setting forth the amount of such change or decrease, and (C) during the period from [October 1], 1998 to a specified date not more than five (5) days prior to the effective date of the Registration Statement, there was any decrease in net revenues or net earnings of the Company or decrease in net earnings per common share of the Company, in each case as compared with the corresponding period in the prior year other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

                           iv) stating that they have compared specific dollar
                  amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

                           v) statements as to such other matters incident to
                  the transaction contemplated hereby as the Underwriter may reasonably request.

                            (k) At the Closing Date and the Option Closing Date,
if any, the Underwriter shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Date or the Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this
Section 6 hereof except that the specified date referred to shall be a date not more than five days prior to the Closing Date or the Option Closing Date, as the case may be, and, if the Company has elected to rely on Rule 430A of the Rules and Regulations, to the further effect that they have carried out procedures as specified in clause (v) of subsection (j) of this Section 6 with respect to certain amounts, percentages and financial information as specified by the Underwriter and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (v).

                            (l) At the Closing Date and Option Closing Date, if
any, the Underwriter shall have received a letter, dated such date, addressed to the Underwriter in form and substance satisfactory in all respects to the Underwriter and counsel to the Underwriter, from PricewaterhouseCoopers LLP containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters with respect to financial information contained in the Registration Statement and the Prospectus.

                            (m) The Company shall have delivered to the
Underwriter a letter from PricewaterhouseCoopers LLP addressed to the Company stating that they have not during the immediately preceding two-year period brought to the attention of the Company's management any "weakness" as defined in Statement of Auditing Standards No. 60 "Communication of Internal Control Structure Related Matters Noted in an Audit," in any of the Company's internal controls.

                            (n) On each of the Closing Date and the Option
Closing Date, if any, there shall have been duly tendered to the Underwriter for their respective accounts the appropriate number of Shares.

                            (o) No order suspending the sale of the Securities
in any jurisdiction designated by the Underwriter pursuant to subsection (a)(v) of Section 4 hereof shall have been issued on either the Closing Date or the Option Closing Date, if any, and no proceedings for that purpose shall have been instituted or shall be contemplated.

                            (p) On or before the Closing Date, the Company shall
have executed and delivered to the Underwriter, (i) the Underwriter's Warrant Agreement substantially in the form filed as Exhibit 4.2 to the Registration Statement in final form and substance satisfactory to the Underwriter, and (ii) the Underwriter's Warrants in such denominations and to such designees as shall have been provided to the Company

                            (q) On or before the Closing Date, the Shares shall
have been duly approved for listing on the Nasdaq Small Cap Market, subject to official notice of issuance.

                            (r) On or before the Closing Date, there shall have
been delivered to the Underwriter all of the Lock-up Agreements, in form and substance satisfactory to Underwriter's Counsel.

                  If any condition to the Underwriter's obligations hereunder to be fulfilled prior to or at the Closing Date or the Option Closing Date, as the case may be, is not so fulfilled, the Underwriter may terminate this Agreement or, if the Underwriter so elect, it may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

                  7.       Indemnification.

                            (a) Subject to the provisions of Section 1(s) above,
the Company agrees to indemnify and hold harmless the Underwriter (for purposes of this Section 7 "Underwriter" shall include the officers, directors, partners, employees, agents and counsel of the Underwriter, and each person, if any, who controls the Underwriter ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the 1934 Act), from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions, proceedings, investigations, inquiries, and suits in respect thereof), whatsoever (including but not limited to any and all costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against such action, proceeding, investigation, inquiry or suit, commenced or threatened, or any claim whatsoever), as such are incurred, to which the Underwriter or such controlling person may become subject under the Act, the 1934 Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained (i) in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Securities; or (iii) in any application or other document or written communication (in this Section 7 collectively called "application") executed by the Company or based upon written information furnished by the Company filed, delivered or used in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Nasdaq Small Cap Market or any other securities exchange, (B) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), or
(C) any material breach of any representation, warranty, covenant or agreement of the Company contained herein or in any certificate by or on behalf of the Company or any of its officers delivered pursuant hereto unless, in the case of clause (A) or (B) above, such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to any Underwriter by or on behalf of the Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or any Prospectus, or any amendment thereof or supplement thereto, or in any application, as the case may be.

                  The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may have at common law or otherwise.

                            (b) The Underwriter agrees to indemnify and hold
harmless the Company, each of the Company's directors, each of the Company's officers, and each other person, if any, who controls the Company within the meaning of the Act, to the same extent as the foregoing indemnity from the Company to the Underwriter but only with respect to any breach of the Underwriter's obligations or representations set forth in this Underwriting Agreement, statements or omissions or alleged omissions, if any, made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any application made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Underwriter by the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any such application, provided that such written information or omissions only pertain to disclosures in the Preliminary Prospectus, the Registration Statement or Prospectus directly relating to the transactions effected by the Underwriter in connection with this Offering. The Company acknowledges that the statements with respect to the public offering of the Securities set forth under the heading "Underwriting", the statements set forth in the risk factor entitled "Lack of Experience of the Underwriter" and the stabilization legend in the Prospectus have been furnished by the Underwriter expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Prospectus.

                  The indemnity agreement in this subsection (b) shall be in addition to any liability which the Underwriter may have at common law or otherwise.

                            (c) Promptly after receipt by an indemnified party
under this Section 7 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action, investigation, inquiry, suit or proceeding is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or
(iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action, investigation, inquiry, suit or proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action, investigation, inquiry, suit or proceeding or separate but similar or related actions, investigations, inquiries, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld. An indemnifying party will not, without the prior written consent of the indemnified parties, settle compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, investigation, inquiry, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent
(i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                            (d) In order to provide for just and equitable
contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions, investigations, inquiries, suits or proceedings in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Securities or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is the contributing party and the Underwriter is the indemnified party, the relative benefits received by the Company, on the one hand, and the Underwriter, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) bear to the total underwriting discounts received by the Underwriter hereunder, in each case as set forth in the table on the Cover Page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions, investigations, inquiries, suits or proceedings in respect thereof) referred to above in this subdivision
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, claim, investigation, inquiry, suit or proceeding. Notwithstanding the provisions of this subdivision (d), the Underwriter shall not be required to contribute any amount in excess of the underwriting discount applicable to the Securities purchased by the Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who has signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, as the case may be, subject in each case to this subparagraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit, inquiry, investigation or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this subparagraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subparagraph (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

                  8. Representations and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall be deemed to be representations, warranties and agreements at the Closing Date and the Option Closing Date, as the case may be, and such representations, warranties and agreements of the Company and the indemnity agreements contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company, any controlling person of the Underwriter, the Company, and shall survive termination of this Agreement or the issuance, sale and delivery of the Securities to the Underwriter.

                  9.       Effective Date.

                            (a) This Agreement shall become effective at 10:00
a.m., New York City time, on the next full business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as the Underwriter, in its discretion, shall release the Securities for sale to the public; provided, however, that the provisions of Sections 5, 7 and 10 of this Agreement shall at all times be effective. For purposes of this
Section 9, the Shares to be purchased hereunder shall be deemed to have been so released upon the earlier of dispatch by the Underwriter of telegrams to securities dealers releasing such shares for offering or the release by the Underwriter for publication of the first newspaper advertisement which is subsequently published relating to the Shares.

                  10.      Termination.

                            (a) Subject to subsection (b) of this Section 10,
the Underwriter shall have the right to terminate this Agreement, after the date hereof, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Underwriter's opinion will in the immediate future materially adversely disrupt the financial markets; or (ii) any material adverse change in the financial markets shall have occurred; or (iii) if trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Boston Stock Exchange, the Commission or any other government authority having jurisdiction; or (iv) if trading of any of the securities of the Company shall have been suspended, or any of the securities of the Company shall have been delisted, on any exchange or in any over-the-counter market; or (v) if the United States shall have become involved in a war or major hostilities, or if there shall have been an escalation in an existing war or major hostilities or a national emergency shall have been declared in the United States; or (vi) if a banking moratorium has been declared by a state or federal authority; or (vii) if a moratorium in foreign exchange trading has been declared; or (viii) if the Company shall have sustained a loss material or substantial to the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Underwriter's opinion, make it inadvisable to proceed with the delivery of the Securities; or (viii) if there shall have occurred any outbreak or escalation of hostilities or any calamity or crisis or there shall have been such a material adverse change in the conditions or prospects of the Company, or such material adverse change in the general market, political or economic conditions, in the United States or elsewhere as in the Underwriter's reasonable judgment would make it inadvisable to proceed with the offering, sale and/or delivery of the Securities or (ix) if Mark Fauci and Dr. Michael Anbar shall no longer serve the Company in their present capacities or in the capacities set forth in the Prospectus.

                            (b) If this Agreement is terminated by the
Underwriter in accordance with the provisions of Section 10(a) the Company shall promptly reimburse and indemnify the Underwriter for all of its actual out-of-pocket expenses other than fees and disbursements of counsel for the Underwriter. Notwithstanding any contrary provision contained in this Agreement, if this Agreement shall not be carried out within the time specified herein, or any extension thereof granted to the Underwriter, by reason of any failure on the part of the Company to perform any undertaking or satisfy any condition of this Agreement by it to be performed or satisfied (including, without limitation, pursuant to Section 6 or Section 11), then the Company shall promptly reimburse and indemnify the Underwriter for all of its actual out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriter (less amounts previously paid pursuant to Section 5(c) above). Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to Sections 6, 10, 11 and 12 hereof), and whether or not this Agreement is otherwise carried out, the provisions of Section 5 and Section 7 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

                  11. Default by the Company. If the Company shall fail at the Closing Date or at the Option Closing Date, as applicable, to sell and deliver the number of Shares which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to the Option Shares to be purchased on the Option Closing

Date, the Underwriter may at the Underwriter's option, by notice from the Underwriter to the Company, terminate the Underwriter's obligation to purchase Option Shares from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to Section 5, Section 7 and
Section 10 hereof. No action taken pursuant to this Section 11 shall relieve the Company from liability, if any, in respect of such default.

                  12. Representations of the Underwriter. The Underwriter is registered as a broker-dealer with, and is a member in good standing of, the National Association of Securities Dealers, Inc. and has all legal and regulatory authority required to enter into this Underwriting Agreement and perform its obligations hereunder. The Underwriter has all required authority under its operating agreement to enter into this Underwriting Agreement and perform its obligations hereunder and the performance of the Underwriter's obligations hereunder will not cause or result in any material breach of any agreement to which it is bound or any law or regulation to which it is subject.

                  13. Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Cambridge Capital, LLC, 1225 Franklin Avenue, Suite 102, Garden City, NY 11530, Attention:
Mr. Thomas Rossi, with a copy to Whitman Breed Abbott & Morgan LLP, 200 Park Avenue, New York, New York 10166, Attention: Benjamin M. Polk, Esq. Notices to the Company shall be directed to the Company at 25 East Loop Road, Stony Brook, New York 11790-3350, Attention: Mark Fauci, President, with a copy to Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C., 190 Willis Avenue, Mineola, New York 11501 Attention:
Richard A. Lippe, Esq.

                  14. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriter, the Company and the controlling persons, directors and officers referred to in Section 7 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  15. Construction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law or conflicts of law principles.

                  16. Counterparts. This Agreement may be executed (including by facsimile transmission) in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

                  17. Entire Agreement; Amendments. This Agreement and the Underwriter's Warrant Agreement constitute the entire agreement of the parties hereto and supersede all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing, signed by the Underwriter and the Company.

                  If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                      Very truly yours,

                                      OMNICORDER TECHNOLOGIES, INC.

                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:


Confirmed and accepted as of the date first above written.

CAMBRIDGE CAPITAL, LLC


By:
   -------------------------------
   Name:
   Title: